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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) August 16, 2000

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                             LaRoche Industries Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           Delaware                33-79532                13-3341472
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 (STATE OR OTHER JURISDICTION    (COMMISSION              (IRS EMPLOYER
      OF INCORPORATION)          FILE NUMBER)           IDENTIFICATION NO.)

                 1100 Johnson Ferry Road Atlanta, Georgia 30342
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        Registrant's telephone number, including area code (404) 851-0300

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Item 5.  Other Events.

    In accord with the prior Orders of the U.S. Bankruptcy Court , effective August16, 2000, LaRoche Industries Inc., a Delaware corporation (the "Company") entered into a Stalking Horse Agreement with U.S. Nitrogen LLC, a Delaware Limited Liability Co., to purchase its ammonium nitrate business. The Debtors are currently operating all of their businesses as debtors-in-possession pursuant to the Bankruptcy Code.

    The asset sale will consist of LaRoche's four ammonium nitrate production facilities and is a part of LaRoche's financial reorganization under Chapter 11. The LaRoche ammonium nitrate manufacturing plants are located in Alabama, Missouri, Illinois and Utah; employ about 250 employees; and have a combined production capacity of 1.1 million tons annually. The sale is subject to the process and approvals contained in the August 10, 2000 Order of the United States Bankruptcy Court for the District of Delaware.

Item 7. Financial Statements and Exhibits.

  None.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   LaRoche Industries Inc.
                                   (Registrant)


                                   /s/ By: Gerald B. Curran
                                   ---------------------------------------------
                                   Vice President and Chief Financial Officer

                                   Dated: August 22, 2000